Exhibit 32.1

CERTIFICATION

In connection with theAnnual Report of TOFLA MEGALINE INC. (the “Company”) on Form 10-Q for the quarterly period ended January 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Rodolfo Guerrero Angulo, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

TOFLA MEGALINE INC.

Date: March 8, 2024	By:	/s/ Rodolfo Guerrero Angulo
Rodolfo Guerrero Angulo Chief Executive Officer President, Treasurer and Secretary (Principal Executive, Financial and Accounting Officer)